EXHIBIT 5

                                    Law Firm
                      Schnader Harrison Segal & Lewis LLP
                         1225 Eye Street, NW, Suite 600
                             Washington, D.C. 2005

                                  June 30, 1998



Securities  and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


                  Re:    Registration Statement on Form S-4


Ladies and Gentleman:


          We are acting as counsel to Startec Global Holding Corporation, a Delaware corporation (the "Company"), in connection with the registration of 10,593,088 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), pursuant to a Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

          Based upon the foregoing, we are of the opinion that the Shares to be registered by the Company have been duly authorized by the Company, and when issued and delivered in accordance with the Agreement and Plan of Merger referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be, validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption "Legal Maters" in the Prospectus forming a part of the Registration Statement.


                                    Very truly yours,

                                    /s/ SCHNADER HARRISON SEGAL & LEWIS LLP